Exhibit 10.5

SPONSORED RESEARCH AGREEMENT

This Sponsored Research Agreement (the “Agreement”) is made by and between Trauma Research LLC (“TRLLC”), a Colorado limited liability company, having its address at 900 East Oxford Lane, Englewood, Colorado 80113 and DMI Life Sciences, Inc. (“Sponsor”), a Delaware corporation, with its principal place of business at 8400 East Crescent Parkway, Suite 600, Greenwood Village, Colorado 80111.

RECITALS

[Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

WHEREAS, Sponsor desires that TRLLC perform certain research work hereinafter described and is willing to advance personnel, equipment and other resources to sponsor such research; and

WHEREAS, TRLLC is willing to perform such research for Sponsor;

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, TRLLC and Sponsor agree as follows:

I. EFFECTIVE DATE

This Agreement shall be effective as of September 1, 2009 (the “Effective Date”).

II. RESEARCH PROJECT

2.1 TRLLC will use its best efforts to conduct the research project described in Attachment A, as amended and supplemented from time to time (collectively, the “Research Project”) and will furnish the laboratory facilities necessary to carry out the Research Project. The Research Project will be under the direction of David Bar-Or, M.D. (the “Principal Investigator”) and will be conducted at [Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission] one or more other suitable facilities selected by TRLLC.

2.2 The Research Project shall be performed commencing on the Effective Date and continuing until August 31, 2014, or until this Agreement is earlier terminated or extended as provided in Article IX.

2.3 [Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission] The manner of performance of the Research Project shall be determined solely by the Principal Investigator. TRLLC does not guarantee specific results, and the Research Project will be conducted only on a best efforts basis.

2.4 TRLLC will keep accurate financial and scientific records relating to the Research Project and will make such records available to Sponsor or its authorized representative throughout the term of the Agreement and for a period of one year following termination of the Agreement, or for such longer period required by law, during normal business hours upon reasonable notice.

2.5 Sponsor understands that TRLLC, alone or with other researchers, may be involved in conducting research on behalf of other sponsors. TRLLC agrees that all such research will be conducted separately and by different investigators from the Research Project. Sponsor shall not gain any rights via this Agreement to such other research.

2.6 TRLLC does not guarantee that any patent rights will result from the Research Project, that the scope of any patent rights obtained will cover Sponsor’s commercial interests, or that any such patent rights will be free of dominance by other patents.

III. SPONSOR CONTRIBUTIONS

[Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

[Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

3.3 Within sixty (60) days after the end of each calendar year the Research Project is conducted, the Principal Investigator and the Sponsor’s representative shall meet to evaluate and, if appropriate, to revise the Research Project to accurately reflect anticipated activities for the coming year.

3.4 TRLLC shall maintain any Research Project funds in a separate account and shall expend such funds as agreed with Sponsor for wages (other than for Sponsor’s personnel who shall be paid by Sponsor), supplies, equipment, travel, and other operation expenses in connection with the Research Project. It is understood that funds for the Research Project which are not used in a particular quarter or during the initial one year period of this Agreement may be used in subsequent quarters or periods during the Term of this Agreement.

IV. CONSULTATION AND REPORTS

4.1 Sponsor’s designated representative for consultation and communications with the Principal Investigator shall be Bruce G. Miller or such other person as Sponsor may from time to time designate in writing to TRLLC and to the Principal Investigator.

4.2 During the Term of this Agreement, Sponsor’s representatives may consult informally with the Principal Investigator and other TRLLC representatives regarding the Research Project, both personally and by telephone. Access to work carried on by TRLLC in the course of these investigations shall be entirely under the control of the Principal Investigator but shall be made available on a reasonable basis for observation of the work.

4.3 The Principal Investigator will make up to four oral reports each year during the term of this Agreement as requested by Sponsor’s designated representative. Within ninety (90) days after termination of this Agreement, the Principal Investigator shall prepare a final report summarizing all activities undertaken and accomplishments achieved through the Research Project.

4.4 TRLLC shall prepare and maintain records regarding the Research Project, in sufficient detail and in good scientific manner, which shall be complete and accurate, and shall fully and properly reflect all work done and results achieved in the performance of the Research Project (including all data in the form required by applicable laws and regulations). Sponsor shall have the right, upon reasonable notice and during normal business hours, to inspect, copy, and to check out all research records and reports regarding the Research Project; provided that Sponsor shall maintain such records and reports and the information contained therein in confidence in accordance with applicable laws, regulations and agreements.

V. PUBLICATION AND ACADEMIC RIGHTS

5.1 Principal Investigator shall have the right to publish or otherwise publicly disclose information gained as the result of his research in the course of this Agreement, but, in order to avoid loss of patent rights as a result of premature public disclosure of patentable information, Principal Investigator will submit any prepublication materials and a summary of any other planned public disclosure to Sponsor for review and comment at least thirty (30) days prior to the planned submission for publication. The Principal Investigator will have all personnel participating in the Research Project submit all such prepublication materials and planned public disclosures to the Principal Investigator for submission to Sponsor as set forth in the preceding sentence. Sponsor shall notify the Principal Investigator within fifteen (15) days of receipt of such materials whether it desires to file patent applications on any inventions contained in the materials; and, if Sponsor chooses to do so, it will promptly proceed to file the patent application(s) in due course. In such case, Principal Investigator will delay publication and any other disclosure as required to ensure that such filings are made before publication or other disclosure. Principal Investigator shall have final authority to determine the scope and content of any publications, but Principal Investigator will consider in good faith suggestions by Sponsor.

5.2 It is understood that, subject to Section 5.1, the Principal Investigator may discuss the research being performed under this Agreement with other investigators, but shall not reveal information which is Sponsor’s Confidential Information to the other investigators. TRLLC and Principal Investigator also agree not to disclose Sponsor’s Confidential Information to any third party and to employ reasonable safeguards to maintain Sponsor’s Confidential Information confidential and to prevent its unauthorized use, including causing TRLLC’s employees and consultants and others who will have access to Sponsor’s Confidential Information, to be bound by nondisclosure and nonuse undertakings for the protection of Sponsor’s Confidential Information. “Sponsor’s Confidential Information” means all business and technical information of a proprietary nature, whether in physical or non-physical form, of Sponsor, or any third party proprietary information in the possession of Sponsor, whether disclosed to TRLLC or Principal Investigator in written, oral or other media form, or by observation or inspection of tangible objects.

[Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

VI. INTELLECTUAL PROPERTY

6.1 [Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

[Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission] TRLLC waives all moral rights in any such Intellectual Property. “Intellectual Property” means know-how, trade secrets, inventions, works of authorship, trademarks, and all business and technical information of a proprietary nature (including, without limitation, ideas, discoveries, observations, research plans, development plans, business plans, methods, techniques, processes, protocols, test results, research results, data, analyses, specifications, formulas, formulations, and computer programs) and all physical embodiments of any of the foregoing (including, without limitation, memoranda, letters, printouts, compilations, reports, records, notebooks, lists, specifications, software, computer disks, prototypes, instruments, blueprints, diagrams, operating instructions, drawings, designs, models, proposals, databases, photographs, videos, written descriptions, invention disclosures, patent applications, patents, copyright applications, copyright registrations, trademark applications, trademark registrations, compounds, compositions and biological materials) and all rights therein throughout the world. Sponsor will have the responsibility for, and bear all expenses incurred in obtaining and maintaining protection for, and enforcing rights in, all such Intellectual Property. TRLLC will cooperate with Sponsor and will take all necessary steps to assist Sponsor in obtaining and maintaining protection for, and enforcing rights in, all such Intellectual Property, all at Sponsor’s expense. To that end, TRLLC will execute, verify and deliver such documents and perform such other acts (including providing evidence and witnesses within its control) as Sponsor may reasonably request. If Sponsor is unable because of TRLLC’s or its personnel’s or Principal Investigator’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure the necessary signature(s) to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Intellectual Property assigned to the Sponsor above, then TRLLC hereby irrevocably designates and appoints the Sponsor and its duly authorized officers and agents as TRLLC’s agent and attorney in fact, to act for and in TRLLC’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by TRLLC. Upon termination of this Agreement, Sponsor shall retain all physical embodiments of Intellectual Property to which it obtains rights, subject to TRLLC’s right to inspect and copy records.

6.2 [Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

6.3 [Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

6.4 TRLLC also agrees that it will obtain a written agreement with each third party for research work to be performed by TRLLC for the third party, and that the agreement will include a detailed description of the research work to be performed and shall clearly limit assignment to the third party of that Intellectual Property which is conceived, developed, suggested, created, discovered or produced solely as a result of performing the research covered by the agreement. [Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

VII. INSURANCE AND INDEMNIFICATION

7.1 [Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

7.2 [Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

7.3 Sponsor shall maintain, at its sole cost and expense, business and general liability coverage for the acts and omissions of itself, its officers, directors, employees and agents, including, but not limited to, covering claims, liabilities, damages and judgments which may arise out of its sponsorship of the Research Project. All such insurance shall be issued upon such forms and in such amounts that are reasonable and customary in the health care industry. Written documentation of this insurance coverage will be provided to TRLLC upon request.

7.4 Each party specifically reserves the common law right of indemnity and/or contribution which either party may have against the other. Both parties agree that upon receipt of a notice of claim or action for which indemnity may be claimed (or any threat thereof), the party receiving such notice will notify the other party promptly.

VIII. INDEPENDENT CONTRACTORS

For the purposes of this Agreement and all services to be provided hereunder, the parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other party. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, except as may be expressly provided for herein or authorized in writing.

IX. TERM AND TERMINATION

9.1 This Agreement shall commence on the Effective Date and extend until August 31, 2014, unless sooner terminated in accordance with the provisions of this Article IX or extended by mutual agreement of the parties.

9.2 This Agreement may be terminated by the written agreement of both parties.

9.3 This Agreement may be terminated without cause by either party. The party wanting to terminate the Agreement shall provide written notice to the other party at least one-hundred eighty (180) days prior to the date of termination, and the date of termination shall be set forth in the notice.

9.4 In the event that either party shall be in default of its material obligations under this agreement and shall fail to remedy such default within sixty (60) days after receipt of written notice thereof, this Agreement shall terminate upon expiration of the sixty (60) day period.

9.5 Termination or cancellation of this Agreement shall not affect the rights and obligations of the parties accrued prior to termination.

9.6 Any provisions of this Agreement which by their nature extend beyond termination hereof shall survive such termination.

X. ATTACHMENTS

Attachments A, B, C and D are incorporated herein and made a part hereof for all purposes. Attachment A is not intended to provide or reflect the dates of conception or reduction to practice of any invention.

XI. MATERIALS TRANSFER

11.1 [Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

11.2 The Sponsor’s Material shall be used by the Principal Investigator solely in connection with the Research Project and not for any other purpose without the prior written consent of Sponsor, which consent shall not be unreasonably withheld. TRLLC shall not distribute, release, or in any way disclose Sponsor’s Material to any person or entity other than laboratory personnel under the Principal Investigator’s direct supervision.

11.3 The Receiving Party shall ensure that no one will be allowed to take or send Material to any other location, unless written permission is obtained from the Disclosing Party. The Material is made available by TRLLC and Sponsor for investigational use only in laboratory animals or in vitro experiments. Neither the Material, nor any chemical or biological materials treated therewith or derived therefrom, will be used in human beings.

11.4 This Agreement and the resulting transfer of Material constitute a license to use the Material solely for purposes of the Research Project. Except as otherwise provided in this Agreement, the Receiving Party agrees that nothing pursuant to this Article XI shall be deemed to grant any rights under any patents. At the request of the Disclosing Party, the Receiving Party will return all unused Material, whether or not during the Term.

11.5 Any Material provided is experimental in nature and shall be provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY

OTHER WARRANTY, EXPRESS OR IMPLIED. THERE IS NO REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

11.6 In no event shall the Disclosing Party be liable for any use by the Receiving Party of the Material or any loss, claim, damage or liability, of whatsoever kind or nature, which may arise from or in connection with this Agreement or the use, handling or storage of the Material.

11.7 The Receiving Party will use the Material in compliance with all laws, governmental regulations and guidelines applicable to the Material.

XII. GENERAL

12.1 This Agreement may be assigned by Sponsor in connection with an acquisition (by whatever means) by, merger with, or the sale of substantially all of its related business to, another. This Agreement may otherwise be assigned by Sponsor only with the consent of TRLLC, not to be unreasonably withheld. TRLLC may not assign this Agreement without the consent of Sponsor.

12.2 This Agreement constitutes the entire and only agreement between the parties relating to the Research Project, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

12.3 Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to be properly given on the date of personal delivery or three (3) days after deposit in the U. S. mail, sent by registered or certified mail, return receipt requested, and addressed as follows:

If to TRLLC:	900 East Oxford Lane Englewood, CO 80110 Attn: David Bar-Or, M.D.

If to Sponsor:	DMI Life Sciences, Inc. 8400 East Crescent Parkway, Suite 600 Greenwood Village, Colorado 80111 Attn: Bruce G. Miller

or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.

12.4 This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Colorado.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

DMI LIFE SCIENCES, INC.		TRAUMA RESEARCH, LLC

By:		By:
	Bruce G. Miller		David Bar-Or, M.D.
	President & CEO		Manager

Attachment A

DESCRIPTION OF RESEARCH PROJECT

[Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

ATTACHMENT B

[Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

ATTACHMENT C

[Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]

ATTACHMENT D

[Information redacted pursuant to confidential treatment request filed with the Securities and Exchange Commission]